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                                                                     EXHIBIT 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              WOLVERINE TUBE, INC.

     FIRST. The name of the corporation is Wolverine Tube, Inc. (the "Corporation").

     SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. Section 1. Authorized Capital Stock. The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 40,500,000 shares, consisting of 40,000,000 shares of Common Stock, par value $0.01 per share, and 500,000 shares of Preferred Stock, par value $1.00 per share.

     Section 2. Preferred Stock. The Preferred Stock may be issued in one or more series. The Board of Directors of the Corporation (the "Board") is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

          (i) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

          (ii) the voting powers, if any, and whether such voting powers are full or limited in such series;

          (iii) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

          (iv) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

          (v) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

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          (vi)   the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

          (vii) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

          (viii) the provisions, if any, of a sinking fund applicable to such series; and

          (ix) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

     Section 3. Common Stock. Except as may otherwise be provided in a Preferred Stock Designation or in Section 4 of Article Fourth of this Restated Certificate of Incorporation, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

     Section 4. Cumulative Compounding Redeemable Preferred Stock. There is hereby established a series of Cumulative Compounding Redeemable Preferred Stock, par value $1.00 per share (hereinafter referred to as the "Cumulative Preferred Stock"), consisting of 20,000 shares of Cumulative Preferred Stock. The Cumulative Preferred Stock shall have the following rights, powers, preferences and privileges:

          (a) Dividends. Shares of Cumulative Preferred Stock shall be prior and in preference to any declaration or payment of any dividend (including accrued dividends) on any other stock of the Corporation expressly ranking junior (including Common Stock) in respect of payment of dividends to the Cumulative Preferred Stock. The holders of shares of Cumulative Preferred Stock shall be entitled to receive, as and when declared by the Board of the Corporation and out of the assets of the Corporation legally available therefor, cumulative preferential dividends at the rate of $14.00 per share per annum, payable quarterly on March 15, June 15, September 15, and December 15 in each year, commencing on that dividend payment date which next follows the issuance of such shares. Dividends shall commence to accrue (whether or not declared) and shall be cumulative on the Cumulative Preferred Stock from and after the date of issuance of the respective shares of Cumulative Preferred Stock, and shall compound quarterly, to the extent they are unpaid, at the rate of 14% per annum, computed on the basis of a 360-day year of twelve 30-day months. So long as any share of Cumulative Preferred Stock shall


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     remain outstanding, no dividend whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof ranking junior to the Cumulative Preferred Stock in payment of dividends nor shall any shares of any class of stock or series thereof ranking junior to or on a parity with the Cumulative Preferred Stock in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for redemption or purchase of any shares of any class of stock or series thereof ranking junior to or on a parity with the Cumulative Preferred Stock in payment of dividends, unless, in each such instance, full dividends on all outstanding shares of Cumulative Preferred Stock for all past dividend periods shall have been paid at the rate fixed therefor, the dividends on all outstanding shares of Cumulative Preferred Stock for the then current quarterly dividend period shall have been paid or declared and sufficient funds (or shares of Cumulative Preferred Stock) set aside for payment thereof and all redemption payments with respect to the Cumulative Preferred Stock which the Corporation shall have become obligated to make shall have been made. Notwithstanding the immediately preceding sentence, the Corporation shall be permitted to purchase or acquire shares of capital stock of the Corporation held by officers or other employees of the Corporation or any subsidiary of which the Corporation owns 50% or more of the outstanding voting securities, upon termination of employment of such officer or employee.

          No dividend shall be paid upon or declared or set apart for any share of Cumulative Preferred Stock for any dividend period unless at the same time (i) like proportionate dividend for the same dividend period shall be paid upon or declared or set apart for all shares of Cumulative Preferred Stock then outstanding and entitled to receive such dividend and (ii) there shall have been paid upon or declared or set aside for all shares of any other class of stock or series thereof, if any, then outstanding and ranking on a parity with the Cumulative Preferred Stock in payment of dividends, for the same dividend period of the Cumulative Preferred Stock, dividends ratably in proportion to the respective dividend rates fixed for the Cumulative Preferred Stock and said parity stock. No dividend shall be paid upon or declared or set apart for any shares of any other class of stock or series hereof, if any, then outstanding and ranking on a parity with Cumulative Preferred Stock in payment of dividends for any dividend period, unless there shall have been paid upon or declared or set apart for all shares then outstanding of Cumulative Preferred Stock, for the same dividend period, dividends ratably in proportion to the respective dividend rates fixed for the Cumulative Preferred Stock and said parity stock.

          (b) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

              (i) before any other distribution or payment is made to the holder of any other shares of stock of the Corporation expressly ranking junior (including Common Stock) in respect of payment of dividends to holders of the Cumulative Preferred Stock, the holder of a share of Cumulative Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, an amount in cash equal to all dividends accrued and unpaid on such share of


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          Cumulative Preferred Stock to the date of payment. No accrued and unpaid dividends shall be paid upon or declared or set apart for any share of Cumulative Preferred Stock unless at the same time (A) a like proportionate amount shall be paid upon or declared or set apart for all shares of Cumulative Preferred Stock then outstanding and entitled to receive such accrued and unpaid dividends and (B) there shall have been paid upon or declared or set aside for all shares of any other class of stock or series thereof, if any, then outstanding and ranking on a parity with the Cumulative Preferred Stock in payment of dividends, all accrued and unpaid dividends on such shares to the date of payment, ratably in proportion to the respective dividend rates fixed for the Cumulative Preferred Stock and said parity stock. No accrued and unpaid dividends shall be paid upon or declared or set apart for any shares of any other class of stock or series thereof, if any, then outstanding and ranking on a parity with Cumulative Preferred Stock in payment of dividends, unless there shall have been paid upon or declared or set apart for all shares then outstanding of Cumulative Preferred Stock, all accrued and unpaid dividends on such shares to the date of payment, ratably in proportion to the respective dividend rates fixed for the Cumulative Preferred Stock and said parity stock; and

              (ii) after the payments provided for in clause (i) above, the holders of shares of Cumulative Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, a liquidation payment in cash of One Hundred Dollars ($100) per share, before any distribution or payment shall be made to the holders of shares of any other class of stock or series thereof ranking junior (including Common Stock) to the Cumulative Preferred Stock in distribution of assets (other than such classes as may be junior in respect of dividends only). No distribution pursuant to this
          Section 4 shall be made to the holders of Cumulative Preferred Stock unless at the same time a like proportionate distribution shall be made, ratably in proportion to the respective amounts (other than accrued and unpaid dividends) payable upon liquidation, dissolution or winding up of the affairs of the Corporation, to the holders of shares of any other class of stock or series thereof, if any, then outstanding and ranking on a parity with the Cumulative Preferred Stock in right of payment upon liquidation, dissolution or winding up. No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of shares of any other class of stock or series thereof, if any, then outstanding and ranking on a parity with the Cumulative Preferred Stock in right of payment upon liquidation, dissolution or winding up, unless a payment on account of such liquidation, dissolution or winding up shall be made at the same time to holders of Cumulative Preferred Stock ratably in proportion to the full distributive amount (other than accrued and unpaid dividends) to which such holders and the holders of such parity stock are respectively entitled.

          (c) Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and


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     the place where the distributable amounts shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Cumulative Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

          (d) No Redemption Limitation. Nothing herein contained shall be deemed to prevent redemption of the Cumulative Preferred Stock by the Corporation in the manner provided in Section 4(f) hereof.

          (e) Merger, Consolidation, Etc. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, without further corporate action, be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4.

          (f) Redemption.

              (i) Optional Redemption. From and after March 1, 1993, all or any portion of the outstanding shares of Cumulative Preferred Stock are subject to redemption at the Corporation's option for a price in cash equal to the Applicable Percentage multiplied by $100, together in any case with accrued and unpaid dividends to the date of redemption. For purposes of the foregoing sentence, the "Applicable Percentage" shall be 105% for redemptions made in 1993, 102.5% for redemptions made in 1994, and 100% for redemptions made in 1995 and thereafter.

              (ii) Mandatory Redemption. The Corporation shall redeem any and all outstanding shares of Cumulative Preferred Stock on March 1, 2002 for a price in cash equal to $100 per share, plus accrued and unpaid dividends thereon, if any. If the Corporation shall fail to redeem shares of Cumulative Preferred Stock on the date set forth above, no dividend whatsoever shall be declared or paid upon or set apart and no asset shall be distributed for any class of stock or series thereof ranking junior to or on a parity with the Cumulative Preferred Stock in the payment of dividends nor shall any shares of any class of stock or series thereof ranking junior to or on a parity with the Cumulative Preferred Stock in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof until such time as the Corporation shall have redeemed the outstanding shares of Cumulative Preferred Stock.

              (iii) Redemption Procedure. If the Corporation shall determine to redeem less than all shares of Cumulative Preferred Stock then outstanding pursuant to subsection (i) of this Section 4(f), the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number


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          of shares then held by such holder bears to the total number of shares then outstanding.

              Notice of every redemption shall be mailed, first class postage prepaid, not less than 30 nor more than 60 days prior to the date fixed for redemption (the "Redemption Date"). Each such notice shall state the Redemption Date, the number of shares of Cumulative Preferred Stock to be redeemed (and, if less than all shares of Cumulative Preferred Stock held by such holder are to be redeemed, the number of such shares to be redeemed from such holder), the redemption price applicable to the shares to be redeemed, the place or places where such shares are to be surrendered, and that dividends on shares to be redeemed will cease to accrue on the Redemption Date.

              Notice having been mailed as aforesaid, from and after the time of redemption (unless the Corporation defaults in providing money for the payment of the redemption price) dividends on shares of Cumulative Preferred Stock called for redemption shall cease to accrue, said shares shall no longer be deemed to be outstanding, all rights of holders thereof as shareholders of the Corporation (except the right to receive the redemption price thereof, but without interest) shall terminate, and, upon surrender, in accordance with said notice, of the certificates for any such shares (properly endorsed or assigned for transfer, if the Board of the Corporation shall so require), such shares shall be redeemed by the Corporation at the applicable redemption price; provided, however, that the Corporation may include in such notice a statement that the money required for the payment of the redemption price will be deposited on a specified date, prior to the Redemption Date, with a specified bank or trust company (which shall have an office in the City of New York and which shall have a combined capital and surplus of not less than $250,000,000.00) in trust for the benefit of holders of shares called for redemption, and, notice having been given, from and after such deposit, shares called for redemption shall no longer be deemed to be outstanding and all rights with respect to shares of Cumulative Preferred Stock shall forthwith upon such deposit cease and terminate. Holders of shares of Cumulative Preferred Stock called for redemption shall not be entitled to any interest paid by such depositary on money deposited to effect the redemption but any such interest shall be paid to the Corporation. Any money deposited as aforesaid for redemption of any shares of Cumulative Preferred Stock and remaining unclaimed for five years after the date of such deposit shall then be repaid to the Corporation upon its request, and the holders of such shares shall thereafter look only to the Corporation for payment of the redemption price thereof, but without interest.

              Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend due on the Cumulative Preferred Stock shall be in default, and until all such defaults shall have been cured, the Corporation shall not redeem any shares of Cumulative Preferred Stock pursuant to subsection (i) of this Section 4(f) unless all outstanding shares of Cumulative Preferred Stock are


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          simultaneously redeemed and shall not otherwise redeem, purchase or otherwise acquire any shares of Cumulative Preferred Stock except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of Cumulative Preferred Stock.

              (g) Voting Rights. (i) If any six consecutive quarterly dividends payable on the Cumulative Preferred Stock shall not have been paid when payable, the number of directors constituting the entire Board of the Corporation shall be increased by the minimum amount necessary, rounded up to the next whole number (the "Director Increase Number"), such that following such increase, the Director Increase Number shall be not less than 20% of the number of directors constituting the entire Board, and the holders of the Cumulative Preferred Stock, voting as a separate class, shall be entitled to elect that number of directors equal to the Director Increase Number to fill such newly created directorships; provided, however, that when all arrears in dividends on the Cumulative Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then (1) the right of holders of Cumulative Preferred Stock to participate in the election of directors pursuant to this subsection (i) shall cease, but subject always to the same provisions for vesting of such voting rights in the case of any similar future arrearages in dividends; (2) the term of any director then in office elected by holders of Cumulative Preferred Stock as a class pursuant to this subsection (i) shall terminate; and (3) the number of directors constituting the entire Board of the Corporation shall be reduced by the Director Increase Number.

              Whenever such voting rights set forth in this subsection (i) shall have vested, such rights may be exercised at any annual or special stockholders' meeting, or at a special meeting of holders of Cumulative Preferred Stock called as herein provided, or by written consent of the holders of a majority of the then outstanding shares of Cumulative Preferred Stock. A special meeting for the exercise of such rights shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least ten percent of the votes of the then outstanding shares of Cumulative Preferred Stock. Such meeting shall be held at the earliest practicable date thereafter.

              Any director who shall have been elected by holders of Cumulative Preferred Stock as a class pursuant to this subsection (i) shall hold office for a term expiring (subject to the earlier termination of the default in dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, either for or without cause, only by the affirmative votes of holders of record of a majority of the votes of the then outstanding shares of Cumulative Preferred Stock given at a special meeting of such stockholders called for the purpose or by written consent of the holders of a majority of the then outstanding shares of


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          Cumulative Preferred Stock. Any vacancy created by such removal may also be filled at such meeting or by such written consent. A meeting for the removal of a director elected by holders of the Cumulative Preferred Stock as a class pursuant to this subsection (i) and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of not less than ten percent of the votes of the then outstanding shares of Cumulative Preferred Stock. Such meeting shall be held at the earliest Practicable date thereafter.

              If any meeting of the holders of Cumulative Preferred Stock required by this subsection (i) to be called shall not have been called within ten days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then holders of record of at least ten percent of the votes of the then outstanding shares of Cumulative Preferred Stock may designate in writing one of their number to call such a meeting at the expense of the Corporation and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders. Any holder of Cumulative Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing such meetings of stockholders to be called pursuant to these provisions.

              Any meeting of holders of Cumulative Preferred Stock to vote as a class for the election or removal of directors pursuant to this subsection (i) shall be held at the place for the holding of the annual meeting of stockholders of the Corporation. At such meeting, the presence in person or by proxy of holders of a majority of the votes of the then outstanding shares of Cumulative Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

              (ii) So long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall not, in any manner, whether by amendment to this Restated Certificate of Incorporation or the By-laws of the Corporation, by merger (whether or not the Corporation is a surviving corporation in such merger), by consolidation, or otherwise:

                    (A) without the affirmative votes of the holders of record of at least two-thirds of the votes of the then outstanding shares of Cumulative Preferred Stock given at a special meeting of such stockholders called for the purpose or by the written consent of the holders of two-thirds of the then outstanding shares of Cumulative Preferred Stock, with the Cumulative Preferred Stock in either case voting (or consenting)


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              separately as a class, (1) amend, alter or repeal any of the provisions of the Corporation's Certificate of Incorporation, so as to affect adversely the powers, preferences or special rights of the Cumulative Preferred Stock; or (2) authorize or increase the authorized amount of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any additional class or series of stock ranking prior to the Cumulative Preferred Stock in the payment of dividends or the preferential distribution of assets;

                    (B) without the affirmative votes of holders of record of at least a majority of the votes of the then outstanding shares of Cumulative Preferred Stock given at a special meeting of such stockholders called for the purpose or by the written consent of the holders of a majority of the then outstanding shares of Cumulative Preferred Stock, with the Cumulative Preferred Stock in either case voting (or consenting) separately as a class, (1) increase the number of shares of Cumulative Preferred Stock authorized by the provisions of Article Fourth of this Restated Certificate of Incorporation; or (2) authorize or increase the authorized amount of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, an additional class of stock ranking on a parity with the Cumulative Preferred Stock in the payment of dividends or the preferential distribution of assets.

              (iii) Except as otherwise provided in this Section 4 and except as otherwise required by law, the Cumulative Preferred Stock shall have no voting rights.

     FIFTH. The Board may make, amend, and repeal the By-laws of the Corporation. Any By-law made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such By-law so made or amended) or by the stockholders in the manner provided in the By-laws of the Corporation. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, By-laws 1, 3, 8, 10, 11, 12, 13, 33, and 39 as in effect in the By-laws of the Corporation on August 2, 1993 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting together as a single class. For the purposes of this Restated Certificate of Incorporation, "Voting Stock" means stock of the Corporation of any class or series entitled to vote generally in the election of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provision inconsistent with, this Article Fifth.

     SIXTH. Subject to the rights of the holders of any series of Preferred
Stock:


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              (a) any action required or permitted to be taken by the
          stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders; and

              (b) special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board (the "Chairman"), (ii) the secretary of the Corporation (the "Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of Directors then in office (the "Whole Board"), and (iii) as provided in By-law 3.

     At any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the By-laws of the Corporation. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 66 2/3% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provision inconsistent with, this Article Sixth.

     SEVENTH. Section 1. Number, Election, and Terms of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, the number of the Directors of the Corporation will not be less than 6 nor more than 15 and will be fixed from time to time in the manner described in the By-laws of the Corporation. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. At any meeting of stockholders at which Directors are to be elected, the number of Directors elected may not exceed the greatest number of Directors then in office in either class of Directors not standing for election at such meeting. The Directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 1994; the Directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 1995; and the Directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 1996, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors of the Corporation need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

     Section 2. Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the By-laws of the Corporation.


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     Section 3. Newly Created Directorships and Vacancies. Subject to the
rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

     Section 4. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, any Director may be removed from office by the stockholders only for cause and only in the manner provided in this Section 4. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 75% of the Voting Stock, voting together as a single class, may remove such Director or Directors for cause.

     Section 5. Amendment, Repeal, Etc. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 75% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provision inconsistent with, this Article Seventh.

     EIGHT. To the full extent permitted by the Delaware General Corporation Law or any other applicable law currently or hereafter in effect, no Director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this Article Eighth will not adversely affect any right or protection of a Director of the Corporation existing prior to such repeal or modification.

     NINTH. Each person who is or was or had agreed to become a Director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), will be indemnified by the Corporation to the fullest extent permitted by the Delaware General Corporation Law or any other applicable law as currently or hereafter in effect and will be entitled to advancement of expenses in connection therewith. The right of indemnification and of advancement of expenses provided in this Article Ninth
(i) will not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts), and (ii) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the


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adoption of this Article Ninth. Without limiting the generality or the effect of the foregoing, the Corporation may adopt By-laws, or enter into one or more agreements with any person, which provide for indemnification and/or advancement of expenses greater or different than that provided in this Article Ninth or the Delaware General Corporation Law. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article Ninth will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal, or adoption and no such amendment, repeal, or adoption, will affect the legality, validity, or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption.

     TENTH. Each share of the Corporation's Class A Common Stock Class B Common Stock, Class C Common Stock and Class D Common Stock outstanding immediately prior to the filing of this Restated Certificate of Incorporation with the Secretary of State of Delaware is hereby reclassified and designated as a validly issued, fully paid and nonassessable share of Common Stock of the Corporation.


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